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                                                                     EXHIBIT 5.1

                         STRADLING YOCCA CARLSON & RAUTH
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                      660 Newport Center Drive, Suite 1600
                             Newport Beach, CA 92660
                            TELEPHONE (949) 725-4000
                            FACSIMILE (949) 725-4100

                                                      SAN FRANCISCO OFFICE
                                                44 MONTGOMERY STREET, SUITE 2950
                                                SAN FRANCISCO, CALIFORNIA 94104
                                                  TELEPHONE (415) 283-2240
                                                  FACSIMILE (415) 283-2255

                                December 14, 1999


NeoTherapeutics, Inc.
157 Technology Drive
Irvine, California 92618

         Re: Registration Statement on Form S-3

Ladies and Gentlemen:

         At your request, we have examined the form of Registration Statement on Form S-3 (the "Registration Statement"), to be filed by NeoTherapeutics, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933 for resale of an aggregate of up to 1,786,099 shares (the "Shares") of Common Stock, par value $.001 per share, of the Company (the "Common Stock"). The shares being registered for resale include: (i) 845,594 shares of Common Stock which were sold to two investors pursuant to a Securities Purchase Agreement dated November 19, 1999 (the "Purchase Agreement") between the Company and the selling stockholders named in the Registration Statement (the "Selling Stockholders"); (ii) 126,839 shares of Common Stock which are currently issuable upon exercise of outstanding warrants issued to the Selling Stockholders on November 19, 1999 (the "Closing Warrants"); and (iii) up to 813,666 shares of Common Stock which may be issuable upon exercise of outstanding warrants issued to the Selling Stockholders on November 19, 1999 (the "Adjustable Warrants") (the Closing Warrants and the Adjustable Warrants are referred to herein collectively as the "Warrants"). The Shares may be sold from time to time for the account of the Selling Stockholders.

         We have examined the proceedings heretofore taken by the Company in connection with the authorization, issuance and sale of the securities referred to above.

         Based on the foregoing, and assuming that the full consideration for each share issuable upon exercise of the Warrants is received by the Company in accordance with the terms of the Warrants, it is our opinion that the Shares covered by the Registration Statement will, when issued, be validly issued and outstanding, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus which is part of the Registration Statement.


                                             Very truly yours,

                                             /s/ Stradling Yocca Carlson & Rauth



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